UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2019

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On December 18, 2019, Green Dot Corporation (the "Company") filed a Current Report on Form 8-K to report, among other things, the appointment of J. Chris Brewster, William I Jacobs and Jess Unruh as the Company's interim President, interim Chief Executive Officer and interim Chief Financial Officer, respectively. On January 17, 2020, the Company filed an amendment to the aforementioned Form 8-K (Amendment No. 1) to disclose the details of Mr. Unruh's equity award, which was granted in connection with his appointment but was not determined at the time of the initial filing. The Company is filing this Form 8-K/A as an amendment (Amendment No. 2) to the aforementioned Form 8-K to disclose the details of the compensation for Messrs. Brewster and Jacobs, which was awarded in connection with each interim officer’s appointment but was not determined at the time of the previous filings.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2020, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved a compensation package for Messrs. Brewster and Jacobs designed to cover up to three months of service as interim officers. Under the compensation package, each interim officer is expected to receive:
•a monthly salary of $70,000 in cash; and
•a monthly service award of up to $80,500 in cash.
Additionally, Messrs. Brewster and Jacobs were each granted 37,068 time-based restricted stock units (“RSUs”) pursuant to the terms of the Company's 2010 Equity Incentive Plan and standard form of RSU award agreement. The RSUs will vest and settle on January 1, 2021, subject to the Company’s standard vesting terms. Additionally, in the event that there is a termination of interim service without cause, vesting and settlement will accelerate at end of the interim officer service period on a pro-rata basis (according to the number of months served during the first three months of interim officer service).
The compensation package for future periods has not been determined. The Committee has communicated to Messrs. Brewster and Jacobs that it will approve the compensation package for future periods near the end of March 2020 in light of the then-current status of the Company search for a permanent Chief Executive Officer. However, the Committee has indicated to Messrs. Brewster and Jacobs that compensation for interim officer service in future periods will be lower than but structured similarly to the compensation package for first three months of such service.
Messrs. Brewster and Jacobs will not receive payments under the Company’s non-employee director compensation policy for the period they serve as both directors and interim officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: January 27, 2020